                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                NOVEMBER 24, 2004

                            VORNADO OPERATING COMPANY
             (Exact name of registrant as specified in its charter)


           DELAWARE                       001-14525              22-3569068
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)

                   210 ROUTE 4 EAST, PARAMUS, NEW JERSEY 07652
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 587-7721

        Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT and
ITEM 8.01  OTHER EVENTS

On November 26, 2004, Vornado Operating Company (the "Company") announced that the dissolution payment it will be making to the Company's stockholders if they approve dissolution may increase to approximately $2.75 per share.

The Company, its directors, Vornado Realty Trust (NYSE: VNO) and the plaintiff in a stockholder lawsuit filed in Delaware on November 23, 2004 entered into a memorandum of understanding on November 24, 2004 concerning the settlement of such lawsuit that sought to enjoin the dissolution of the Company, rescind the previously completed sale of AmeriCold Logistics, LLC and obtain damages. This memorandum of understanding was superseded by a Stipulation filed with the Delaware Court of Chancery on November 29, 2004. If the settlement is approved by the court at a hearing expected to be held during the week of December 27, 2004, the Company will receive an amount in settlement of $1.00 per outstanding share before deducting expenses that are not expected to exceed $0.25 per share. This amount will be added to the payment to be made to stockholders if the Company is dissolved.

The Company plans to hold a meeting of its stockholders to vote on the proposed dissolution of the Company on December 17, 2004 but will not actually dissolve until after the court hearing on the settlement. Assuming the Company's stockholders approve the dissolution and the court approves the settlement, the Company plans to dissolve and promptly distribute approximately $2.75 per share to its stockholders, although the actual amount may be higher or lower depending on whether the costs of litigation and the Company's other remaining liabilities and expenses turn out to be higher or lower than the estimated amounts.

While the Company and Vornado Realty Trust both believe the lawsuit was without merit, they elected to settle it in order to avoid the distraction and expense that are a part of any litigation and to ensure, if at all possible, that the Company's dissolution will occur in calendar year 2004 as planned.

A copy of the press release issued by the Company on November 26, 2004 and the Stipulation regarding the above-referenced settlement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference and the above summary is qualified in its entirety by reference to the Stipulation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

      The following documents are filed as exhibits to this Current Report on Form 8-K:

            10.1 - Stipulation dated November 29, 2004
            99.1 - Press release, dated November 26, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VORNADO OPERATING COMPANY
                                       (Registrant)

                                       By: /s/ JOSEPH MACNOW
                                           -------------------------------------
                                       NAME: Joseph Macnow
                                       TITLE: Executive Vice President and Chief
                                       Financial Officer

DATE:  December 1, 2004